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                                                                   EXHIBIT 21.1

                        SUBSIDIARIES OF MOBILITY ELECTRONICS, INC.



REGISTERED NAME OF SUBSIDIARY            STATE OR JURISDICTION OF INCORPORATION
-----------------------------            --------------------------------------

Mobility 2001 Limited(1)                               United Kingdom

Mobility Europe Holdings, Inc.(1)                      Delaware



(1) doing business under registered name